Exhibit 99.2

For more information, contact:

media@ww.com

Amy O’Keefe Joins WW International as Chief Financial Officer

Nicholas Hotchkin Promoted to Chief Operating Officer

NEW YORK, (August 4, 2020) – WW International, Inc. (NASDAQ: WW), a global wellness company powered by the world’s leading commercial weight management program, announced today the appointment of Amy O’Keefe as Chief Financial Officer and the promotion of Nicholas Hotchkin, who has served as Chief Financial Officer since 2012, head of North American operations since 2019, and President of Emerging Markets, to the newly created position of Chief Operating Officer.

O’Keefe, who will oversee global finance and accounting for WW, will officially join the company on October 1, 2020 at which time Hotchkin will assume his new position leading worldwide strategy and operational execution for all global markets with the added oversight of WW Health Solutions, the company’s corporate program for employers and health providers. Both roles sit on the executive leadership team and will report directly to Mindy Grossman, the President and CEO of WW International.

“We are thrilled to welcome Amy as our company’s new CFO,” said Mindy Grossman. “Her deep expertise in operational finance and her proven track record of driving business growth while maximizing profitability makes her uniquely qualified to join our team as we accelerate our digital transformation and deliver on our mission to bring wellness to all.”

“Nick has been an invaluable partner since I joined WW in 2017,” Grossman continued. “He brings years of experience both as CFO as well as leading our North American operations over the past year. He has a true passion for WW and I am excited to see him add P&L responsibility for all global markets along with taking the reins of our Health Solutions business. I look forward to our continued partnership as we boldly move forward to achieve our growth aspirations.”

“I am very excited to join the WW team and to continue and build upon the foundation that Nick built in the global finance and accounting operation,” said Amy O’Keefe. “It is a unique opportunity to be able to contribute my skill set to a company and team who so passionately share such a worthy mission.”

O’Keefe brings more than 25 years of financial expertise, joining the company after three years as CFO of Drive DeVilbiss Healthcare, a leading private equity backed medical equipment company based in Port Washington, New York. Before assuming that position, she held CFO positions at Savant Systems and D&M Holdings. Prior to her CFO roles, O’Keefe held several corporate finance positions with increasing responsibility at The Black & Decker Corporation. O’Keefe started her career at Ernst & Young.

“I am proud to be part of a company that deeply impacts the lives of millions around the world. I am so thankful to Mindy for having the confidence in me to take on this new role,” said Nicholas Hotchkin. “I have spent my entire career helping businesses transform and I am thrilled to take this next step as we aim to make weight loss and wellness accessible to all.”

Hotchkin has been with WW for eight years and brings nearly 30 years of experience in both financial and operating expertise. Prior to joining WW, Hotchkin spent nearly six years at Staples, Inc., a global leader in the office supply industry. Hotchkin served as Senior Vice President of Finance for the U.S. Retail division from 2010 to 2012 and Senior Vice President of Finance and Treasurer from 2006 to 2010. Before Staples, Hotchkin held several corporate finance positions with Delphi Corporation and General Motors Corporation including assignments in the United States, Asia and Europe.

About WW International, Inc.

WW – Weight Watchers reimagined – is a global wellness company powered by the world’s leading commercial weight management program. We inspire millions of people to adopt healthy habits for real life. Through our engaging tech-enabled experience and face-to-face group workshops, members follow our livable and sustainable program of healthy eating, physical activity, and a helpful mindset. Leveraging more than five decades of experience in building inspired communities and our deep expertise in behavioral science, we aim to democratize wellness and to deliver wellness for all. To learn more about the WW approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.